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                                                                EXHIBIT  8




                               September 17, 1996

Weingarten Realty Investors
2600 Citadel Plaza Drive
Houston, Texas 77008

Ladies and Gentlemen:

         These opinions are delivered to you in our capacity as counsel to Weingarten Realty Investors, a Texas real estate investment trust (the "Company"), in connection with the registration statement on Form S-3, dated September 17, 1996, being filed by the Company with the Securities and Exchange Commission, as amended (the "Registration Statement"). These opinions relate to (i) the Company's qualification for federal income tax purposes as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), for taxable years commencing with the Company's taxable year ending December 31, 1995; and (ii) the accuracy of the "UNITED STATES TAXATION" section (the "Tax Section") which will be contained in one or more supplements to the prospectus contained in the Registration Statement (such supplements are referred to herein as "Prospectus Supplements").

         In rendering the following opinions, we have examined the Declaration of Trust and Bylaws of the Company, as amended to date, and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein.

         We have reviewed the descriptions set forth in the Registration Statement of the Company and its investments, activities, operations and governance. We have relied upon the facts set forth in the Registration Statement and upon the representations of officers of the Company that the Company has been and will be owned and operated in such a manner that the Company has and will continue to satisfy the requirements for qualification as a REIT under the Code. We assume that the Company has been and will be operated in accordance with applicable laws and the terms and conditions of applicable documents. In addition, we have relied on certain additional facts and assumptions described below.

         In rendering the opinions set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents
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Weingarten Realty Investors
September 17, 1996
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on behalf of any party, (vi) the accuracy and completeness of all records made available to us and (vii) the factual accuracy of all representations, warranties and other statements made by all parties. We have also assumed, without investigation, that all documents, certificates, representations, warranties and covenants upon which we have relied in rendering the opinions set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinions set forth herein, from such earlier date through and including the date of this letter.

         The discussion and conclusions set forth below are based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all of which are subject to change. No assurance can therefore be given that the federal income tax consequences described below will not be altered in the future.

         Based upon and subject to the foregoing discussion and the discussion of the federal income tax considerations that relate to the tax treatment of the Company and its shareholders as set forth in the Tax Section of any and all Prospectus Supplements, we are of the opinion that (i) the Company has qualified as a REIT for the taxable year ending December 31, 1995, and (ii) the form of organization of the Company, its operations through the date hereof and its proposed operations for future periods, are such as to enable the Company to qualify as a REIT under the Code for subsequent taxable years provided that in each such year the Company meets the applicable asset composition, source of income, shareholder diversification, distribution, recordkeeping and other requirements of the Code necessary for the Company to qualify as a REIT.

         In our capacity as counsel to the Company, we will review the discussion in the Tax Section of any Prospectus Supplements. The discussion contained in any such Tax Section will be an accurate summary of the respective matters described therein.

         We express no opinion with respect to the transactions described herein and in the Registration Statement other than those expressly set forth herein. You should recognize that our opinions are not binding on the Internal Revenue Service (the "IRS") and that the IRS may disagree with the opinions contained herein. Although we believe that our opinions will be sustained if challenged, there can be no assurance that this will be the case. Except as specifically discussed above, the opinions expressed herein are based upon the law as it currently exists. Consequently, future changes in the law may cause the federal income tax treatment of the transactions described herein to be materially and adversely different from that described above.
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Weingarten Realty Investors
September 17, 1996
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         We consent to being named as counsel to the Company in the
Registration Statement, to the references in the Registration Statement to our firm and to the inclusion of this opinion letter as an exhibit to the Registration Statement.

                                                     Very truly yours,




                                                     LIDDELL, SAPP, ZIVLEY, HILL
                                                      & LABOON, L.L.P.